Investment Company Act File No. 811-07527

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Filed by the Registrant

☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

Turner Funds

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
	☐	Fee paid previously with preliminary materials.
	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT NOTICE

TURNER FUNDS

December 2, 2016

Dear Shareholder:

Turner Funds (the “Trust”) convened its Special Meeting of Shareholders (the “Meeting”) on Friday, December 2, 2016 and adjourned the Meeting due to lack of sufficient votes to act upon Proposal 2 on the proxy card, the approval of a new investment advisory agreement between the Trust, on behalf of its series listed below (each, a “Fund” and collectively, the “Funds”), and Turner Investments LLC (“New Turner”).  The Meeting will reconvene on December 23, 2016 to allow each Fund’s shareholders additional time to vote.

Accordingly, at the reconvened Meeting, shareholders will be asked to consider the approval of a new investment advisory agreement between the Trust, on behalf of each Fund listed below, and New Turner. Further information is contained in the proxy statement, dated October 5, 2016, previously mailed to shareholders (the “Proxy Statement”). It is the intention of the persons named in the proxy card included here to vote, on behalf of the shareholders, for the approval of a new investment advisory agreement for:

(1) Turner Medical Sciences Long/Short Fund;

(2) Turner Midcap Growth Fund;

(3) Turner Small Cap Growth Fund;

(4) Turner SMID Cap Growth Opportunities Fund; and

(5) Turner Titan Long/Short Fund.

IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES, please cast your vote on the proxy card included here and return in the envelope provided. You may also cast your vote by telephone or internet using the instructions provided on the proxy card. The Board of Trustees of the Trust recommends a vote “FOR” Proposal 2 on the proxy card, the approval of a new investment advisory agreement for the Funds, for the reasons discussed in the Proxy Statement.

PLEASE REMEMBER TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

If you would like another copy of the Proxy Statement, please contact the Trust c/o Broadridge Financial Solutions, Inc. by phone at 877-777-8749 (toll free).

We appreciate your careful and prompt consideration of this matter.

Sincerely,

Turner Funds